Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-184035) pertaining to the 2012 Long Term Incentive Plan of Susser Petroleum Partners LP of our report dated March 29, 2013, with respect to the consolidated financial statements of Susser Petroleum Partners LP included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
March 29, 2013